UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2016
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 7, 2016, the Board of Directors of JetBlue Airways Corporation (the "Board") approved certain changes to our previously announced share buyback program. The program, which commenced in 2016, was previously a three year program with an aggregate authorization of up to $250 million worth of shares. The Board approved an increase in the aggregate authorization in the value of the program, to up to $500 million worth of shares, and extended the term of the program through December 31, 2019. The program includes authorization for repurchases in open market transactions pursuant to Rules 10b-18 and/or 10b5-1 of the Securities and Exchange Act of 1934, as amended and/or one or more accelerated stock repurchase programs through privately-negotiated accelerated stock repurchase transactions. To date in 2016, as previously disclosed, we repurchased a total of approximately 5.4 million shares of our common stock for approximately $120 million pursuant to two accelerated share repurchase agreements executed in November 2016. The total number of shares that will ultimately be purchased by the Company pursuant to each accelerated share repurchase agreement will generally be based on the average of the daily Rule 10b-18 volume weighted average prices of the Company’s common stock during the term of each ASR program, less a discount.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: December 13, 2016	By:	/s/ Alexander Chatkewitz
Vice President, Controller and Chief Accounting Officer (principal accounting officer)